Schedule B

Fee Schedule

Portfolio	Advisory Fee (expressed as a percentage of each Portfolio’s average daily net assets)						Effective Date

	First $1 Billion	Next $1 Billion	Next $1 Billion	Over $3 Billion	Over $4 Billion	Over $5 Billion

Harding Loevner Global Equity Portfolio	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%	July 1, 2024

Harding Loevner International Equity Portfolio	0.75%	0.73%	0.71%	0.69%	0.67%	0.65%	July 1, 2021

Harding Loevner International Small Companies Portfolio	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	July 1, 2025

Harding Loevner Institutional Emerging Markets Portfolio	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	July 1, 2024

Harding Loevner Emerging Markets Portfolio	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	July 1, 2024

Harding Loevner Frontier Emerging Markets Portfolio	1.10%	1.10%	1.10%	1.10%	1.10%	1.10%	July 1, 2025

Harding Loevner Chinese Equity Portfolio	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	July 1, 2024

Harding Loevner Emerging Markets ex China Portfolio	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	July 1, 2024

Harding Loevner International Developed Markets Equity Portfolio	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%	September 28, 2022